UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2008 (March 27, 2008)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2008, the Board of Directors elected Michael J. Sheehan as a member of the Board of Directors of the Company, effective March 27, 2008. Mr. Sheehan filled the vacancy in the class of directors whose term expires in 2009. Mr. Sheehan’s election was recommended by the Corporate Governance Committee.

Mr. Sheehan has not been appointed to any committee of the board.

There is no arrangement or understanding between Mr. Sheehan and any other person pursuant to which he was selected to become a member of the board, nor are there any transactions between Mr. Sheehan and the Company or any subsidiary of the Company that are reportable under Item 404(a) of Regulation S-K.

Mr. Sheehan will receive compensation for his service as a non-employee director as described in Exhibit 10.16 to the Company’s Form 10-K for the fiscal year ended February 2, 2008, which description is incorporated herein by reference. As part of such compensation, on March 27, 2008, Mr. Sheehan was granted options to purchase 10,000 shares of the Company’s common stock, which shares vest on a cumulative basis as to one-third of the shares on the first day of the month of each of the first three anniversaries of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: March 28, 2008

By:  /s/  Lon F. Povich

        Lon F. Povich

        Executive Vice President,

        General Counsel and Secretary